 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): May 11, 2011

IZEA Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-167960	30-0615339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Orange Avenue Suite 412 Orlando, Florida		32801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (407) 674-6911
Rapid Holdings Inc. 9903 Santa Monica Blvd. #346 Beverly Hills, California 90212
(Former name or former address, if changed since last report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 11, 2011, we filed a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada in order to change our name to “IZEA Holdings, Inc.” from “Rapid Holdings Inc.”   Our name change is expected to be effective for our principal market, the over the counter bulletin board, on May 23, 2011, at which time a new trading symbol will also become effective.  In connection with the foregoing, we are exploring additional business opportunities.  As a result, our historical business may be discontinued due to the reevaluation of our business, among other reasons.  We have entered into informal non-binding confidential discussions with several companies concerning possible business acquisition opportunities.  However, there exist no agreements or understandings as to any such opportunities as of the date of this current report.

Item 8.01	Other Events.

On May 11,  2011,  our board of directors authorized a 15.28117-for-one forward split of our outstanding common stock in the form of a dividend (the “Dividend”), whereby an additional 14.28117 shares of common stock, par value $0.0001 per share, will be issued for each one share of common stock outstanding on May 11, 2011.  The payment date of the Dividend is set at May 23, 2011.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment dated May 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 16, 2011
IZEA HOLDINGS, INC.
	By:	/s/ Edward Hans Murphy
	Name:	Edward Hans Murphy
	Title:	Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description
3.1	Certificate of Amendment dated May 11, 2011